Exhibit 10.39

FASKEN CENTER

LEASE AMENDMENT #24

DIAMONDBACK E & P LLC

(Suite 50)

TALL CITY TOWERS LLC, successor to Fasken Midland LLC (hereinafter called “Lessor”) and DIAMONDBACK E & P LLC, successor to Windsor Permian, LLC (hereinafter called “Lessee”), effective as of September 1, 2018 (the “Effective Date”), do hereby amend that certain Lease Agreement dated April 19, 2011, as amended by Lease Amendment #1 dated June 6, 2011, Lease Amendment #2 dated August 5, 2011 (surrendered September 30, 2012), Lease Amendment #3 dated September 28, 2011, Lease Amendment #4 dated February 6, 2012, Lease Amendment #5 dated July 25, 2012, Lease Amendment #6 dated December 18, 2012, Lease Amendment #7 dated June 14, 2013, Lease Amendment #8 dated June 14, 2013, Lease Amendment #9 dated September 3, 2013, Lease Amendment #10 dated September 26, 2013, Lease Amendment #11 dated September 26, 2014, Lease Amendment #12 dated October 23, 2014, Lease Amendment #13 dated October 30, 2014, Lease Amendment #14 dated November 10, 2014, Lease Amendment # 15 dated November 10, 2014, Lease Amendment # 16 dated April 1, 2015, Lease Amendment # 17 dated June 1, 2015, Lease Amendment #18 dated January 16, 2017, Lease Amendment #19 dated January 16, 2017, Lease Amendment #20 dated January 16, 2017, Lease Amendment #21 dated October 4, 2017, Assignment and Assumption of Lease dated February 15, 2018, Lease Amendment #22 dated March 6, 2018, and Lease Amendment #23 dated September 1, 2018 (collectively, the “Lease Agreement”), covering a total of approximately 85,535 square feet of Net Rentable Area located on Levels Four (4), Five (5), Six (6), Twelve (12), Thirteen (13), and Fourteen (14) (the “Leased Premises”) of One Fasken Center located at 500 West Texas Avenue, Midland, Texas 79701 (“One Fasken Center”), being a part of the property consisting of 550 and 500 West Texas Avenue, Midland Texas 79701 (the “Buildings”), under the following terms and conditions (“Lease Amendment # 24”):

1.

LEASED PREMISES. Commencing on the Suite 50 Commencement Date (as defined in Section 2 below), Section 1.5 “Leased Premises” of the Lease Agreement shall be amended to add approximately 1,995 square feet of Net Rentable Area located on the Basement Level of One Fasken Center as more fully diagramed on the floor plans attached hereto and made a part hereof as Exhibit “B-14” (the “Suite 50 Expansion Space”). Accordingly, as of the Suite 50 Commencement Date, the term “Leased Premises” shall hereinafter mean and include the Suite 50 Expansion Space. The Leased Premises, with the Suite 50 Expansion Space, will then consist of a total of approximately 87,530 square feet of Net Rentable Area, which represents 20.76% of the total Net Rentable Area of the Buildings (“Lessee’s Ratable Share”), such total Net Rentable Area of the Buildings being 421,546 square feet. Lessee’s Ratable Share may be adjusted during the Lease Term to reflect any increases or decreases in the Total Net Rentable Area of the Buildings. Lessor and Lessee acknowledge and agree that the aforesaid description of the size and square footage of the Leased Premises and the Buildings are an approximation, which the parties agree is reasonable and payments made thereupon are not subject to dispute.

2.	LEASE TERM. The Lease Term for the Suite 50 Expansion Space shall be for a period commencing on September 1, 2018 (the “Suite 50 Commencement Date”), and expiring on May 31, 2026.

3.	BASE YEAR. The Base Year for Operating Expenses and Tax Expenses for the Suite 50 Expansion Space is calendar year 2018.

4.	BASE RENT. The Base Rent for the Suite 50 Expansion Space only is as follows:

PERIOD	ANNUAL RATE PER SQ. FT.	MONTHLY BASE RENT
9/1/2018 – 5/31/2019	$17.50	$2,909.38
6/1/2019 – 5/31/2020	$18.00	$2,992.50
6/1/2020 – 5/31/2021	$18.50	$3,075.63
6/1/2021 – 5/31/2022	$19.00	$3,158.75
6/1/2022 – 5/31/2023	$19.50	$3,241.88
6/1/2023 – 5/31/2024	$20.00	$3,325.00
6/1/2024 – 5/31/2025	$20.50	$3,408.13
6/1/2025 – 5/31/2026	$21.00	$3,491.25

All monthly Base Rent for the Suite 50 Expansion Space shall be paid to Lessor in advance and without demand, counterclaim or offset, on or before the first (1st) day of each calendar month.

5.

LESSEE IMPROVEMENTS. Lessee accepts the Suite 50 Expansion Space on an “AS IS” basis, without any obligation of Lessor to construct any improvements in the Suite 50 Expansion Space, or to provide an Allowance.

6.	PARKING. No parking rights are included in this Amendment #24.

7.	RATIFICATION. Except as amended by this Lease Amendment #24, Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.

Witness the execution of this Lease Amendment #24 as of the Effective Date.

LESSOR		LESSEE

TALL CITY TOWERS LLC		DIAMONDBACK E & P LLC

By: ERP-M, LLC		By:	/s/ Matthew Kaes Van’t Hof
		Name:	Matthew Kaes Van’t Hof
By:	/s/ Wendell L. Brown, Jr.	Title:	Senior Vice President
Name:	Wendell L. Brown, Jr.
Title:	Vice President

EXHIBIT B-14

Floor Plan for Suite 50 Expansion Space

(See attached)